UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

S1 CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

705 Westech Drive, Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 923-3500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

S1 Corporation (the “Company”) announced today that Mr. Paul Parrish, age 47, has been appointed Chief Financial Officer of the Company, effective January 12, 2009.

Mr. Parrish previously served as Senior Vice President, Controller and Principal Accounting Officer at Infor Global Solutions, an enterprise software company. From 1998 to 2007, Mr. Parrish was employed by the John H. Harland Company, a provider of printed products and software, in various roles, including, most recently, as Senior Vice President of Finance, Information Technology and Chief Financial Officer (Printed Products Division) and Vice President and Chief Financial Officer (Software and Services Division).

There are no arrangements or understandings between Mr. Parrish and any other person pursuant to which Mr. Parrish was appointed to serve as Chief Financial Officer of the Company. There are no family relationships between Mr. Parrish and any director or executive officer of the Company. There has been no transaction nor are there any proposed transactions between the Company and Mr. Parrish that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Parrish will be (a) paid an annual base salary of $300,000.00, (b) receive a cash bonus of $43,000.00, (c) eligible to receive an annual performance-based bonus, as described below, (d) eligible to receive a grant of that number of restricted shares of the Company’s common stock as is equal to $1,000,000.00 in value as of the grant date, with 25% of such shares vesting on each of the first four anniversaries of the grant date, and (e) eligible to receive other benefits generally applicable to personnel of the Company. Mr. Parrish must comply with the Company’s policies regarding confidentiality, proprietary information and work product.

Mr. Parrish’s annual target performance-based bonus for 2009 has been set at $150,000.

The Company and Mr. Parrish also have agreed to enter into a Separation Agreement (the “Agreement”), effective as of January 12, 2009.

Under the terms of the Agreement, if (i) the Company (or any of its affiliates) terminates Mr. Parrish’s employment without Cause (as defined in the Agreement), or (ii) Mr. Parrish terminates his employment for Good Reason (as defined in the Agreement), then the Company shall:

(a) pay Mr. Parrish (i) in equal installments as of the 1st and 15th day of each month during the 12-month period commencing on his date of termination (the “Severance Period”), an aggregate amount equal to his then current base salary, (ii) within thirty (30) days following his date of termination, a pro rata portion of the annual bonus that would have been payable to him for the calendar year of termination if his employment had not terminated (calculated based upon actual results through his date of termination and based upon budget for the remainder of the period and pro rated for the portion of the year during which he was employed), and (iii) within thirty (30) days following his date of termination, an aggregate amount equal to the average annual bonus actually paid to him for the immediately prior three calendar years; provided, however, if he has been employed at the Company for a shorter period than would allow for the foregoing calculation, the payment shall be calculated by taking the average annual bonus paid to him in the actual calendar years prior to the calendar year in which he is terminated, divided by the number of such years;

(b) reimburse him for any COBRA premiums he pays for himself and any of his dependents during the Severance Period, if and to the extent he and/or his dependents are entitled to COBRA continuation coverage under the Company’s major medical group plan in which he and/or his dependents participated immediately prior to the date of termination, provided, however, all other terms and provisions of the Company major medical group plan governing his rights and his dependents’ rights under COBRA shall apply; and

(c) if his termination occurs within two (2) years following a Change in Control (as defined in the Agreement) (or before a Change in Control has occurred, but after the Company has commenced negotiations of a transaction that results in a Change in Control), cause all outstanding options to purchase common stock of the Company and shares of restricted stock, if any, then held by him to be fully vested and exercisable as of the date of termination.

If Mr. Parrish’s employment with the Company (or any of its affiliates) is terminated as a result of his death, the Company shall pay his estate, or as may be directed by the legal representatives of his estate, (i) his base salary due through the date of termination, and (ii) within thirty (30) days following his date of termination, a pro rata portion of the annual bonus that would have been payable to him for the calendar year of termination if his employment had not terminated (calculated based upon actual results through his date of termination and based upon budget for the remainder of the period and pro rated for the portion of the year during which he was employed).

If Mr. Parrish’s employment with the Company (or any of its affiliates) is terminated as a result of his being substantially unable to perform the material duties of his then current position with the Company (or any of its affiliates) by reason of illness, physical or mental disability or other similar incapacity, which inability shall continue for three consecutive months (provided, that until such termination, he shall continue to receive his then current compensation and benefits, reduced by any benefits payable to him or under any disability insurance policy or plan applicable to him), the Company shall pay him (i) his base salary due through the date of termination, and (ii) within thirty (30) days following his date of termination, a pro rata portion of the annual bonus that would have been payable to him for the calendar year of termination if his employment had not terminated (calculated based upon actual results through his date of termination and based upon budget for the remainder of the period and pro rated for the portion of the year during which he was employed); provided, that payments so made to him with respect to any period that he is substantially unable to perform the material duties of his then current position with the Company (or any of its affiliates) by reason of illness, physical or mental illness or other similar incapacity shall be reduced by the sum of the amounts, if any, payable to him by reason of such disability, at or prior to the time of any such payment, under any disability insurance policy or benefit plan and which amounts have not previously been applied to reduce any such payment.

If the Company (or any of its affiliates) terminates Mr. Parrish’s employment for Cause or he terminates his employment without Good Reason, the Company shall pay him his base salary due through the date of termination and shall have no further obligations to him. In the event the Company intends to terminate him for Cause, he shall have a reasonable opportunity, together with his counsel, to be heard before the Board of Directors of the Company before such termination.

The foregoing is qualified in its entirety by reference to the Agreement, a copy of the form of which is filed as Exhibit 10.1 to this report and is hereby incorporated by reference herein. A copy of the press release announcing Mr. Parrish’s appointment as Chief Financial Officer is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement dated December 17, 2008
99.1	Press release dated December 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION
(Registrant)

By:	/s/ Gregory D. Orenstein

Gregory D. Orenstein
SVP, Chief Legal Officer and Secretary

Date: December 17, 2008

EHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated December 17, 2008

99.1	Press release dated December 17, 2008